                                  Exhibit 10.15

                              EMPLOYMENT AGREEMENT

         This Agreement made as of the 29th day of May, 2001, by and between EVANS NATIONAL BANK, a national banking corporation with offices at 14-16 North Main Street, Angola, New York, hereinafter referred to as the "Bank" or "Employer", and, MARK DeBACKER, hereinafter referred to as the "Employee," for the employment of Employee by the Employer.

         1. TERM OF EMPLOYMENT: Unless terminated pursuant to the terms of this Agreement, the Employer and Employee agree that the term of employment shall be for a period commencing on the date of this Agreement and terminating December 31, 2006 and continuing year to year thereafter. Such term of employment shall be extended for one additional year on or before December 31, 2001 and annually thereafter, so that the term of the agreement shall be for five years, unless shortened by mutual agreement.

         2. COMPENSATION: Employee shall receive, in exchanges for his services, hereunder, compensation of $95,000.00 annualized, subject to such increases as may be approved from time to time by the Board of Directors of Employer, with the consent of the Board of Directors of the Bank;

         3.       DUTIES:

                  (A) Duties of Employee shall be those duties as shown per attached Schedule "A", which duties may be modified increased or reduced at the sole option of the Employer.

                  (B) Employee shall devote his full time energies and attention, during normal business hours (excluding vacation) to the business and affairs of the Employer.

                  (C) The Employee agrees that during the term of this Agreement, he will comply with all regulations and guidelines of the Employer, and will comply with all rules and regulations of the U.S. Office of the Comptroller of Currency and the statutes of the State of New York or any other state which regulates the business of the Employer.

                  (D) Employee shall, except as otherwise provided herein, be subject to the Bank's rules, practices and policies applicable to the Bank's Executive Employees.

                  (E) Employee shall report directly to and be responsible to the President of the Bank.

         4.       BENEFITS:

                  (A) Employee shall participate in all life, disability and medical insurance plans, pensions and other similar plans which the Employer may have or may establish from time to time, in which Employee is eligible to participate pursuant to the terms thereof. The foregoing, however, shall not be construed to require the Employer to establish any such plans or to prevent the Employer from modifying or terminating such plans and no such action or failure thereof shall effect this Agreement.

                  (B) Employee shall be entitled to vacation as determined by the Board of Directors for all Bank Officers, but in no event shall it be less than the scheduled vacations and personal days as set forth in the Employee Handbook.

                  (C) Employee shall attend such continuing education seminars and obtain membership in such organizations as may be reasonably required by the Board; provided however, that the Employer shall bear the expenses of such activities.

                  (D) In addition to all of the above, Employee shall specifically be entitled to the following benefits:

                      1. Group term life insurance: Provided by the Employer at no cost to employee - valued at two times annual salary. This plan carries a cap of $350,000.00.

                      2. Basic Dental Coverage: A self funded dental reimbursement plan is provided for eligible employees. The employee contribution is $5.00 per month for single participation and $10.00 per month for family. The maximum annual reimbursement is $200.00 for single and $400.00 for family.

                      3. Health Insurance: As available to employees of the Bank.

                      4. Employee Retirement Savings Plan (401K): Participation in accordance with the provisions of such plan.

                      5. Defined Benefit Pension Plan: In accordance with the provisions of the plan.

         5. EXPENSES: The Employer will reimburse Employee for reasonable expenses, including travelling expenses, incurred by him in connection with his employment in the business of the Bank upon the presentation by Employee of appropriate substantiation for such expenses, and approval by the President of Employer.

         6. CONFIDENTIALITY: In the course of his employment by the Employer, Employee shall have and has had access to confidential or proprietary data or information of the Employer. Employee shall not at any time, divulge or communicate to any person, nor shall he direct any employee to divulge or communicate to any person (other than to a person bound by confidentiality obligation similar to those contained herein, and other than is necessary in performing his duties hereunder) or used to the detriment of the Employer or for the benefit of any other person, any of such data or information. The provision of this section shall survive Employee's employment hereunder, whether by the normal expiration thereof or otherwise. The term "confidential" or "proprietary data or information" as used in this Agreement, shall mean information not generally available to the public including, without limitation, personnel information, financial information, customer lists, computer programs, marketing and advertising data. Employee acknowledges and agrees that any confidential or proprietary data or information heretofore acquired was received in confidence.

         7. EARLY TERMINATION: Employee's employment hereunder shall terminate prior to the expiration of this Agreement or any extensions thereof, on the following terms and conditions:

                  (A) Probation Period: Employer may terminate this agreement WITHOUT CAUSE at any time during the first 180 days of this agreement. Under such circumstances, Employer shall have no liability to Employee other than accrued wages or other accrued benefits.

                  (B) This Agreement shall terminate automatically on the death of Employee. Notwithstanding the foregoing, the Bank shall pay to Employee's estate any compensation and reimbursable expenses accrued to the date of his death which otherwise would have been paid to the Employee.

                  (C) This Agreement shall be terminated, at the Employer's election, if Employee is unable to perform his duties hereunder, for a period of six months (180) days in any 365 day period (or at such earlier time as the Bank's "salary continuation" insurance becomes effective) by reason of physical or mental disability. For purposes of this Agreement, "physical or mental disability" shall mean Employee's inability, due to health reasons, to discharge properly his duties of employment supported by the opinion of a physician selected by the employer. If the Employee is subsequently able to return to work after termination as provided herein, Employer may in its discretion, employ Employee in the same capacity or in such other capacity as may be mutually agreeable under such terms and conditions as the parties may so agree. Prior to such return however, Employee shall provide a physician's opinion certifying his ability to return to work.

                  (D) In the event of personal dishonesty, willful misconduct, gross negligence, insubordination, or in the event of his deliberate failure to fulfill his obligations under this Agreement, the Board of Directors may terminate this Agreement by giving the Employee two (2) weeks written notice thereof. Such termination shall be effective at the expiration of such two (2) week notice. Thereafter the Employer shall not be obligated under any of the provisions herein, except as required by any statute in effect at that time.

                  (E) Employee may voluntarily terminate his employment upon giving the Employer four (4) weeks written notice of his decision to terminate. Such a termination shall not constitute a breach of this Agreement; provided, however, that Employee shall be obligated after the date of such termination to continue to be bound by the conditions outlined in Section 7 hereof. Employer may terminate Employee's employment after receipt of said notice, prior to the completion of the four
                  (4) week notice period but must pay Employee for said four (4) weeks.

                  (F) The parties may mutually agree to terminate this Agreement in writing on such terms as they may determine.

                  (G) The Employer may terminate Employee's employment without cause and without notice; provided, however, that the Employer shall be obligated to continue to pay Employee's base salary plus benefits for the longer of three (3) months after the date of such termination or the remainder of the term of the Agreement and provided further that Employee shall be relieved of all further obligations under this Agreement except for provisions pursuant to Paragraph 7.

                           In the event Employee secures other employment after
                  termination, Employer shall be entitled to a credit against salary and benefits owed Employee equal to Employee's salary and benefits paid him from his new Employment.

         8. MODIFICATION: This Agreement constitutes the full and complete understanding of the parties and supersedes all prior agreements and understandings oral or written, between the parties, with respect to the subject matter hereof. This Agreement may not be modified or amended except by an instrument in writing, signed by the party against which enforcement thereof may be sought.

         9. SEVERABILITY: Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or effecting the validity or enforceability of any of the terms or provisions of this Agreement or in other jurisdiction.

         10. WAIVER OF BREACH: The waiver by either party of a breach of any provision of this Agreement shall not operate as, or be construed as, a waiver of any subsequent breach.

         11. NOTICE: All notice hereunder shall be in writing and shall be sent by express mail or by certified or registered mail, postage prepaid, return receipt requested, to Employee at his residence as listed in the Employer's records, and to the Bank, c/o Evans National Bank, 14 - 16 North Main Street, Angola, New York 14006, Attention: Mr. James Tilley, President.

         12. ASSIGNABILITY / BINDING EFFECT: This Agreement shall not be assignable by Employee without the written consent of the Board of Directors of the Employer. The Employer may assign its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of Employee, his legal representatives, heirs and distributees and shall be binding upon and inure to the benefit of the Employer, the Bank, its successors and assigns.

         13. GOVERNING LAW: All questions pertaining to the validity, construction, execution and performance of this Agreement shall be construed and governed in accordance with the law of the State of New York.

         14. HEADINGS: The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year above written.



                                                         EVANS NATIONAL BANK


       By:  /s/Mark DeBacker                        By:  /s/James Tilley
           --------------------------                    ----------------------
            MARK DeBACKER                                JAMES TILLEY, PRESIDENT